IntelGenx Provides Update on Sales of Forfivo XL®

Saint Laurent, Quebec - February 23, 2015 - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx", or the “Company”) today provided an update on sales and marketing activities for Forfivo XL®, the Company’s first FDA-approved product that was launched in the USA in October 2012 under an exclusive commercialization agreement with Edgemont Pharmaceuticals LLC (“Edgemont”).

According to Symphony Health Solutions, gross sales of Forfivo XL® totaled $8.9 million in the year ending December 31st, 2014, an increase of 230% compared with sales of $2.7 million in the preceding year. The number of Forfivo XL® prescriptions filled increased by 123% from approximately 16,761 in 2013 to 30,378 in 2014. The average month-on-month growth rate of Forfivo XL® throughout 2014 exceeded 9%.

“We are extremely pleased with the growth of Forfivo XL® throughout 2014 and we believe that this growth will continue, especially as Edgemont increased its salesforce threefold in mid-December, 2014” stated Dr. Horst G. Zerbe, President and CEO of IntelGenx. “The marketing and sales efforts that our partner, Edgemont Pharmaceuticals, has invested in the commercialization of Forfivo XL® have ensured that a more convenient and safe alternative for patients requiring high-dose anti-depressant therapy is widely available in the US. Forfivo XL® generated in excess of $1.1 million (unaudited) of revenue for IntelGenx in 2014 and we anticipate significantly higher revenue from the product in 2015.”

Forfivo XL® is indicated for treatment of Major Depressive Disorder (MDD) and is the only extended-release bupropion HCl product to provide a once-daily, 450mg dose in a single tablet. The active ingredient in Forfivo XL® is bupropion, the same active ingredient used in the well-known antidepressant product: Wellbutrin XL®.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Company Contact:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com